                                                                  EXHIBIT 24.1


                                POWER OF ATTORNEY

         Each director of M&F Bancorp, Inc. (the "Company") whose signature appears below, hereby appoints Julia W. Taylor, as his or her attorney to sign, in his or her name and behalf and in any and all capacities stated below, the Company's Registration Statement on Form S-8 (the "Registration Statement(s)") for the registration of interests in connection with the participation of employees and management in and acquisition of securities through the Company's Incentive Stock Option Plan and likewise to sign any and all amendments and other documents relating thereto as shall be necessary to cause the Registration Statement(s) to become effective (including post-effective amendments) and to sign any and all such documents upon the advice of legal counsel to carry out the exercise and sale of the option shares, each such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof. This Power of Attorney has been signed by the following persons in the capacities indicated on the 14th day of December, 1999.


Signature                                                   Title
---------                                                   -----

    /s/ Julia W. Taylor                                    Director
------------------------------------
Julia W. Taylor

    /s/ Benjamin S. Ruffin                                 Director
------------------------------------
Benjamin S. Ruffin

    /s/ Joseph M. Sansom                                   Director
------------------------------------
Joseph M. Sansom

    /s/ Aaron L. Spaulding                                 Director
------------------------------------
Aaron L. Spaulding
